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                                                                     EXHIBIT 5.1


                          [KING & SPALDING LETTERHEAD]


                              191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                            TELEPHONE: 404/572-4600
                            FACSIMILE: 404/572-5100




                                October 20, 1999




Altiva Financial Corporation
1000 Parkwood Circle
6th Floor
Atlanta, Georgia 30339


       Re: Form S-1 Registration Statement Relating to 600,000 Shares of Common Stock, Par Value $.01 of Altiva Financial Corporation


Gentlemen:

     We have acted as counsel for Altiva Financial Corporation, a Delaware corporation ("Altiva"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 600,000 shares of common stock, par value $.01, of Altiva (the "Altiva Common Stock").

     As such counsel, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.

     Based upon the foregoing, we are of the opinion that the shares of Altiva Common Stock registered pursuant to the Registration Statement, are be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.

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Altiva Financial Corporation
October 20, 1999
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                                   Very truly yours,

                                   /s/ King & Spalding
                                   --------------------------------------------
                                   KING & SPALDING